Exhibit 99.1

For Immediate Release

Zoran Corporation Urges Stockholders Not to Sign Ramius’ Consent Solicitation

Sunnyvale, Calif. – January 19, 2011 — Zoran Corporation (NASDAQ: ZRAN) today responded to the filing of consent solicitation materials by Ramius Value and Opportunity Master Fund Ltd, by which Ramius is attempting to take control of Zoran’s Board of Directors by removing all six of the Company’s independent directors. The Board of Directors of Zoran strongly advises stockholders not to sign any white Ramius consent card and to discard any materials they have received from Ramius.

“We urge all stockholders to reject Ramius’ efforts to take control of Zoran’s Board and the Company through its consent solicitation,” said Dr. Levy Gerzberg, president and chief executive officer of Zoran. “In 2010, in response to challenging market conditions and business-specific issues in the DTV and DVD business segments, Zoran’s Board of Directors and management proactively implemented a number of aggressive strategic actions to better position the company for long-term growth and profitability. In the coming weeks, we are committed to updating stockholders on the performance of our business and the reasons to disregard Ramius’ consent efforts.”

Goldman Sachs is acting as financial advisor and Jones Day is acting as legal advisor to Zoran Corporation.

About Zoran

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, broadband receiver (silicon tuners), Blu-ray Player, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, Germany, India, Israel, Japan, Korea, Taiwan and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Zoran and the Zoran logo are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States or other countries. All other names and brands may be claimed as property of others.

Forward Looking Statements

This press release, including the chief executive officer quotation, contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under Zoran’s control. Many risks and uncertainties could cause actual results or events to differ materially from those contained in these forward-looking statements, including without limitation risks and uncertainties associated with: Zoran’s ability to acquire new, and increase its business from current, customers; potential declines in Zoran’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for Zoran’s products and uncertainty regarding the pace and direction of development of t hose markets; the impact of further ASP declines; Zoran’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by Zoran and its competitors, and of transitions away from older products; intense competition in Zoran’s markets and in the markets in which its customers operate; Zoran’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on Zoran’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; reliance on international operations, particularly operations in Israel; the possibility of disruption from the consent solicitation making it more difficult to maintain business and operational relationships; the possibility of disruption of operation of the business should any of the F und’s proposals pass; or certain other actions taken by Zoran. Please refer to the discussion of the risks and uncertainties under the caption “Risk Factors” and elsewhere in Forms 10-K, 10-Q and 8-K filed by Zoran with the SEC for further information regarding risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements included in this press release. Zoran assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Important Additional Information

Zoran and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation by the Fund to remove and replace the Board (the “Consent Solicitation”). Zoran plans to file a consent revocation statement with the SEC in connection with the solicitation of written consents in connection with the Consent Solicitation (the “Consent Revocation Statement”). Information regarding the names of Zoran’s directors and executive officers and their respective interests in Zoran by security holdings or otherwise is set forth in Zoran’s proxy statement relating to the 2010 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Zoran’s website at www.zoran.com. Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the Consent Solicitation.

Promptly after filing its definitive Consent Revocation Statement with the SEC, Zoran will mail the definitive Consent Revocation Statement and a form of BLUE consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZORAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by Zoran with the SEC in connection with the Consent Solicitation at the SEC’s website at http://www.sec.gov, at Zoran’s website at www.zoran.com.

Zoran Corporation

Karl Schneider

Chief Financial Officer

(408) 523-6500

ir@zoran.com

Investor

Bonnie McBride

(415) 454-8898

bonnie@avalonir.com